UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2026

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Woodall Rodgers Fwy, Suite 1100 Dallas, TX 75201	79101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 894-7855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On October 16 2026, Fermi Inc. (the “Company”) announced that Fermi Turbine Warehouse LLC (the “Borrower”) and Firebird Equipment Holdco LLC, each an indirect wholly owned subsidiary of the Company, entered into a Limited Waiver and Amendment No. 1 to the Equipment Supply Loan Financing Agreement (the “Amendment”) with MUFG Bank, Ltd., as administrative agent and lender (“MUFG”). The Amendment amends the Equipment Supply Loan Financing Agreement, dated as of February 10, 2026 (the “Financing Agreement”). Among other things, the Amendment eliminates the covenant requiring the Company to enter into a lease or offtake arrangement for 400 MW on the Project Matador site by November 10, 2026. Additionally, the amendment eliminated the potential increase in amortization resulting from the failure to satisfy such covenant. The Company believes this eliminates potential required principal payments by approximately $22 million in the fourth quarter of 2026, approximately $19 million in the first quarter of 2027 and approximately $15 million in the second quarter of 2027. In connection with the Amendment, MUFG remains administrative agent for a new syndicate of lenders and the Company paid amendment fees totaling $25 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERMI INC.

Date: October 16, 2026	By:	/s/ George Wentz
	Name:	George Wentz
	Title:	General Counsel

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